Exhibit 10.1

CONFIDENTIAL

SETTLEMENT AGREEMENT

TNR GOLD CORP.,

SOLITARIO ARGENTINA S.A.,

MINERA ANDES INC.,

MINERA ANDES S.A.,

LOS AZULES MINING INC.,

ANDES CORPORACION MINERA S.A., AND

MCEWEN MINING INC.

MIM ARGENTINA EXPLORACIONES S.A.

Effective as of November 9, 2012

This Settlement Agreement (“Settlement Agreement”) is effective as of November 9, 2012 (the “Effective Date”).

ARTICLE 1
IDENTIFICATION OF PARTIES AND DEFINITIONS

Section 1.01                Parties to the Settlement Agreement.

The following are parties to this Settlement Agreement:

(a)                                 The “TNR Parties” are:

(i)                                     TNR Gold Corp. (“TNR”) and

(ii)                                  Solitario Argentina S.A. (“Solitario”)

(b)                                 The “Minera Andes Parties” are:

(i)                                     Minera Andes Inc. (“MAI”),

(ii)                                  Minera Andes S.A. (“MASA”),

(iii)                               Los Azules Mining Inc. (“LAMI”), and

(iv)                              Andes Corporacion Minera S.A. (“Andes”)

(c)                                  McEwen Mining Inc. (“McEwen”)

(d)                                 MIM Argentina Exploraciones S.A. (“MIM”)

Section 1.02                Other Definitions.

(a)                                 “Affiliate” means, with respect to any person or entity, a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first person or entity (“control” in such context meaning (i) to directly or indirectly own more than 50% of the outstanding equity or beneficial interest of another entity, or (ii) having the authority, power, or practical ability (through ownership of voting securities, by contract, or otherwise), to direct or otherwise exercise a controlling influence over the management or policies of the entity).

(b)                                 The “Closing Documents” are:

(i)                                     this Settlement Agreement;

(ii)                                  the Amendment to the E&O Agreement; and

(iii)                               a consent dismissal order without costs of the Proceedings in the form attach as Exhibit “B” to this Settlement Agreement.

(c)                                  “E&O Agreement” means the Exploration and Option Agreement dated as of May 15, 2004 between Solitario and MIM as amended by an amending agreement dated April 29, 2005.

(d)                                 “Minutes of Settlement” means the minutes of settlement executed by the TNR Parties and the Minera Andes Parties on November 9, 2012.

(e)                                  “Proceedings” means British Columbia Supreme Court Action S-084670, Vancouver Registry, including all claims and counterclaims therein.

(f)                                   Unless the context requires otherwise, a “Party” is any of the parties to this Settlement Agreement listed in Section 1.01, and the “Parties” are all of the parties to this Settlement Agreement listed in Section 1.01, collectively.

ARTICLE 2
RECITALS

WHEREAS, certain of the Parties have asserted in the Proceedings claims and/or counterclaims, each alleging legal and/or equitable causes of action, and/or seeking declaratory relief, equitable relief, and/or damages; and,

WHEREAS, the Parties dispute the claims and/or counterclaims made against them in the Proceedings; and,

WHEREAS, the Parties, without admitting any liability and without conceding the validity of any of the positions or arguments advanced by any other Party in the Proceedings, desire to completely and finally settle all disputes in respect of the facts and matters in issue in the Proceedings as of the Effective Date of this Settlement Agreement among and between the Parties; and,

WHEREAS, the Parties acknowledge that full, valid, and binding consideration exists for the execution of this Settlement Agreement and that such consideration includes the mutual promises contained herein;

NOW, THEREFORE, in consideration of the mutual terms, conditions, releases, warranties, covenants and agreements contained herein, the Parties enter into this Settlement Agreement and agree as follows.

ARTICLE 3
RELEASES

Section 3.01                Releases by the TNR Parties.

The TNR Parties, on behalf of themselves, their Affiliates, their predecessors, successors, principals, and in their capacities as such, their officers, directors, agents (including, without limitation, attorneys, advisors, and other professionals), employees, and assigns, do hereby release and forever discharge the Minera Andes Parties and MIM, and their respective Affiliates, predecessors, successors, officers, directors, agents, employees, and assigns (both past and present, and in all capacities, including their individual capacities), from any claim, demand, suit, arbitration, obligation, liability, or cause of action of any character (collectively and individually a “Claim”), whether arising at common law, equity, or pursuant to any statute, rule or regulation (including federal or provincial statutes, rules and regulations) arising out of or in any way connected with any fact, matter or thing that was or which could have been advanced in the Proceedings (the “TNR Released Claims”).  This Release shall not affect the rights or obligations of either the TNR Parties or the Minera Andes Parties arising out of the Amendment to the E&O Agreement executed pursuant to this Settlement Agreement.  The TNR Parties hereby covenant not to sue the released entities and individuals, or any of them, on the basis of any TNR Released Claim.

Section 3.02                Releases by the Minera Andes Parties.

The Minera Andes Parties, on behalf of themselves, their Affiliates, their predecessors, successors, principals, and in their capacities as such, their officers, directors, agents (including, without limitation, attorneys, advisors, and other professionals), employees, and assigns, do hereby release and forever discharge the TNR Parties and MIM, and their respective Affiliates, predecessors, successors, officers, directors, agents, employees, and assigns (both past and present, and in all capacities, including their individual capacities), from any Claim, whether arising at common law, equity, or pursuant to any statute, rule or regulation (including, without limitation, federal or provincial statutes, rules and regulations): (i) arising out of or in any way connected with any fact, matter or thing alleged in the Proceedings; (ii) that the Minera Andes Parties, or any one or more of them, could have advanced against MIM in the Proceedings; and (iii) that the Minera Andes Parties, or any one or more of them, has or may have against MIM in relation to or connected with the Option Agreement between MIM, Xstrata Queensland Limited, MAI and MASA dated November 2, 2007 (the “Minera Andes Option”), and the exercise of the Minera Andes Option (collectively the “Minera Andes Released Claims”). This Release shall not affect the rights or obligations of either the TNR Parties or the Minera Andes Parties arising out of the Amendment to the E&O Agreement executed pursuant to this Settlement Agreement.  The Minera Andes Parties hereby covenant not to sue the released entities and individuals, or any of them, on the basis of any Minera Andes Released Claim.

Section 3.03                Releases by MIM.

MIM, on behalf of itself, its Affiliates, predecessors, successors, principals, and in their capacities as such, its officers, directors, agents (including, without limitation, attorneys, advisors, and other professionals), employees, and assigns, do hereby release and forever discharge the TNR Parties and the Minera Andes Parties, and their respective Affiliates, predecessors, successors, officers, directors, agents, employees, and assigns (both past and present, and in all capacities, including their individual capacities), from any Claim, whether arising at common law, equity, or pursuant to any statute, rule or regulation (including, without limitation, federal or provincial statutes, rules and regulations): (i) arising out of or in any way connected with any fact, matter or thing alleged in the Proceedings; (ii) that MIM could have advanced against the Minera Andes Parties, or any one or more of them, in the Proceeding; and (iii) that MIM has or may have against the Minera Andes Parties, or any one or more of them in relation to or connected with the Minera Andes Option, and the exercise of the Minera Andes Option (collectively the “MIM Released Claims”). MIM hereby covenants not to sue the released entities and individuals, or any of them, on the basis of any MIM Released Claim.

Section 3.04                Dismissal of the Proceedings.

The Parties will promptly endorse and file a consent dismissal order in the form attached as Exhibit “B” to effect the dismissal of all claims and counterclaims in the proceedings, on a without costs basis. Each of the Parties covenants, warrants, and represents that it has not filed or otherwise initiated any lawsuit, complaint, charge, or other proceeding against the other in any local, provincial, or federal court, arbitration, agency, securities regulatory authority, or stock exchange based upon events occurring prior to the Effective Date, other than the Proceedings.

Section 3.05                Costs.

Each Party shall bear its own attorneys’ fees and all costs incurred in connection with, relating to, or arising out of the Disputes or the Settlement Agreement, including, but not limited to, its attorneys’ fees, court costs, mediation and arbitration fees.

Section 3.06                Ownership of Claims.

Each Party represents and warrants that it presently owns, free and clear of any and all liens, encumbrances, rights of control, pledges, or other burdens, one-hundred percent (100%) of the alleged damages and claims it releases by this Settlement Agreement.  Each Party further represents and warrants that no other person or entity owns any interest in the alleged damages and claims released, whether by assignment, subrogation, constructive trust, or otherwise.

ARTICLE 4
ESCORPIO IV

Section 4.01                Assignment by TNR Parties.

The TNR Parties hereby acknowledge that the property described in Manifestacione de Descubrimiento (Statement of discovery) 425213-C-2003 (“Escorpio IV”) is part of the Solitario properties subject to the E&O Agreement and Solitario hereby assigns, transfers and conveys to Andes, a 100% interest in Escorpio IV free and clear of any and all Encumbrances (as that term is defined in the E&O Agreement), of any nature or kind.

The TNR Parties shall promptly take all actions and do all such things as are necessary to further effect the transfer Escorpio IV to Andes free and clear of any and all Encumbrances of any nature and kind, including executing and delivering to Andes concurrently with the execution of this Settlement Agreement and the Amendment to the E&O Agreement, a public deed governed by the laws of Argentina in substantially the form attached as Schedule C to the Amendment to the E&O Agreement before a Notary Public in the Province of San Juan, Argentina, formalizing the transfer of Escorpio IV.

ARTICLE 5
SETTLEMENT CONSIDERATION

Section 5.01                Shares of McEwen.

On behalf of the Minera Andes Parties, McEwen shall issue 1,000,000 common stock no par value per share (the “McEwen Shares”) to TNR, and deliver certificates representing the

McEwen Shares to TNR concurrently with the closing of this Agreement, in consideration for the TNR Parties agreeing to discontinue the TNR Released Claims as set forth herein.

TNR represents that the McEwen Shares are being acquired for TNR’s own account and for investment purposes only, and without the intention of reselling or redistributing the same in violation of applicable securities laws; TNR has made no agreement with others regarding the transfer, assignment or distribution of the McEwen Shares.

TNR further represents that it is an “accredited investor” as such term is defined in National Instrument 45-106 — Prospectus and Registration Exemptions of the Canadian Securities Administrators, on the basis described in paragraph (m) of that definition that it is a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

TNR understands that the McEwen Shares shall be subject to statutory resale restrictions under applicable provincial or territorial securities laws in Canada and TNR covenants that it will not resell  the  McEwen  Shares  except  in  compliance  with  such  laws;  provided,  however,  that McEwen  represents  and  warrants  that  the  McEwen  Shares  will  not  be  subject  to  resale restrictions in any province or territory of Canada which extends beyond four months and one day after the date of execution of this Agreement, subject to the provisions of applicable securities  laws  of  such  provinces  or  territories  restricting  resales  by  “control  persons”  and restricting a person wishing to resell the McEwen Shares from: (i) making an unusual effort to prepare  the  market  or  to  create  a  demand  for  such  securities,  (ii)  paying  an  extraordinary commission or consideration to a person in respect of the trade and (iii) selling such securities at a time when such person is an insider or officer of McEwen if, at the time of the trade, such person has reasonable grounds to believe that McEwen is in default of securities legislation.

The McEwen Shares have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold (including hedging transactions involving such securities) in the United States or to any U.S. Person (as defined in Rule 902 of Regulation S adopted under the Securities Act), unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available.

No representation has been made by or on behalf of McEwen as to the applicable minimum statutory hold period for the McEwen Shares.  McEwen is under no further obligation to register the McEwen Shares or file a prospectus qualifying the distribution of the McEwen Shares or to take any other action to allow TNR to sell the McEwen Shares.

TNR understands that the certificates representing the McEwen Shares will bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY OTHER FEDERAL, PROVINCIAL OR STATE SECURITIES LAWS.  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULES 901 THROUGH 905 OF REGULATION S UNDER THE SECURITIES ACT, (B) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN

ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO MCEWEN AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO MCEWEN.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (i) [INSERT THE DISTRIBUTION DATE], AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

McEwen agrees to use reasonable commercial efforts to assist TNR in obtaining the removal of the foregoing legends upon the expiry of the applicable statutory hold periods.

The McEwen Shares are speculative in nature and there are risks associated with the acquisition thereof, and TNR has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the McEwen Shares, fully understands the speculative nature of the McEwen Shares and is able to bear the economic risk of loss of its entire investment.

TNR has not received or been provided with a prospectus, offering memorandum or any sales or advertising literature in connection with the Settlement Agreement or the acquisition of the McEwen Shares.  However, TNR has had the opportunity to review the periodic reports filed by McEwen with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2011, its quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012, its current reports on Form 8-K filed during 2012 and its proxy statement for the annual meeting of shareholders for 2012 (the “Periodic Reports”).  TNR’s decision to enter into the Settlement Agreement was not based upon, and TNR has not relied upon, any verbal or written representations concerning the McEwen Shares made by or on behalf of McEwen other than the information contained in the Periodic Reports.

McEwen and its counsel are relying on the representations, warranties and covenants of TNR contained in this Article of the Settlement Agreement and TNR agrees to indemnify McEwen, and each of its directors, officers, employees, agents and representatives against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.

TNR and its counsel are relying on the representations, warranties and covenants of McEwen contained in this Article of the Settlement Agreement and McEwen agrees to indemnify TNR, and each of its directors, officers, employees, agents and representatives against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.

TNR hereby represents and warrants to, and covenants with, McEwen as follows as at the date hereof:

(a)                                 TNR is not a person in the United States nor a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act) and not purchasing the McEwen Shares on behalf of a person in the United States or a U.S. Person;

(b)                                 TNR has its head office in Canada and is organized under the laws of the Province of British Columbia;

(c)                                  The McEwen Shares have not been offered to TNR in the United States and that this Settlement Agreement has not been signed in the United States;

(d)                                 TNR will not offer, sell or otherwise dispose of the McEwen Shares in the United States or to a U.S. Person unless (A) such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the SEC has declared effective a registration statement in respect of such securities.

TNR acknowledges and agrees that McEwen and its agents and advisors may each collect, use and disclose its name and other specified identifiable information (“Information”), including the number of McEwen Shares distributed to TNR hereunder for purposes of meeting legal, regulatory and audit requirements and as otherwise permitted or required by law or regulation.  TNR consents to the disclosure of that Information.  Such information is being collected for the purposes of completing the distribution of the McEwen Shares to TNR which includes, without limitation, determining the eligibility of TNR to receive the McEwen Shares under applicable securities laws, preparing and registering certificates representing the McEwen Shares to be issued hereunder and completing filings required under applicable securities laws and/or securities regulatory authorities.  TNR hereby consents to the collection, use and disclosure of such Information.

By receiving the McEwen Shares, TNR acknowledges (a) that Information concerning TNR will be disclosed to the relevant Canadian securities regulatory authorities, including the Ontario Securities Commission (the “OSC”), and may become available to the public in accordance with the requirements of applicable securities and freedom of information laws and TNR consents to the disclosure of the Information; (b) the Information is being collected indirectly by the applicable Canadian securities regulatory authority under the authority granted to it in securities legislation; and (c) the Information is being collected for the purposes of the administration and enforcement of the applicable Canadian securities legislation; by receiving the McEwen Shares, TNR shall be deemed to have authorized such indirect collection of information by the relevant Canadian securities regulatory authorities. Questions about such indirect collection of Information by the OSC should be directed to the Administrative Assistant to the Director of

Corporate Finance, OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to the following telephone number (416) 593-8086.

Section 5.02                Amendment to the E&O Agreement.

Each of Solitario, LAMI and Andes shall enter into an amendment to the E&O Agreement (the “Amendment to the E&O Agreement”) substantially in the form of Exhibit “A” hereto, which will amend the existing E&O Agreement.

Section 5.03                Further Assurances.

In connection with this Settlement Agreement, the Closing Documents, and the transactions contemplated by them, each Party shall execute and deliver such additional assignments and other documents, and take such other action, as shall be reasonably requested by any other Party to effectuate and perform the provisions of the Settlement Agreement, the Closing Documents, and those transactions, including any such steps as may be necessary to remove any clouds or encumbrances on any Party’s title or to more effectively put the receiving party in possession of any property which was intended to be conveyed by the Settlement Agreement, or the Closing Documents including without limitation Escorpio IV.

ARTICLE 6
DISPUTE RESOLUTION

Section 6.01                Settlement Finalization.

The parties agree that any dispute arising out of or related to this settlement agreement, including with respect to implementation of this settlement, shall be decided by the mediator Ronald Slaght on a summary basis on the submissions of the parties without evidence, and whose decision shall be final and binding and not subject to appeal.  In the event Ronald Slaght is unable or unwilling to act, and the parties are unable to agree on a replacement, either party will be at liberty to apply to the British Columbia International Arbitration Centre to appoint a replacement for Ronald Slaght.  Notwithstanding the foregoing, any Party is entitled to tender and rely on the Settlement Agreement and the terms herein in defence to any claims advanced by another Party in any court in which claims are being advanced in respect of matters covered by the releases contained in Sections 3.01, 3.02 and 3.03 herein.

ARTICLE 7
ADDITIONAL TERMS AND CONDITIONS

Section 7.01                Authority.

Each of the parties represents and warrants that the boards of directors of such Party have approved the terms of the Settlement Agreement and that persons executing this Settlement Agreement on such Party’s behalf have all proper authority to execute it on behalf of the Parties they represent.

Section 7.02                Adequacy of Consideration.

The Parties acknowledge and agree that full, valid, and binding consideration exists for the execution of this Settlement Agreement and that such consideration includes the mutual promises contained herein.

Section 7.03                No Admission of Liability.

The execution of this Settlement Agreement shall not be construed as an admission of liability or an admission of the validity of any claim on the part of any Party hereto in any respect.  Each Party expressly acknowledges that the consideration exchanged herein is exchanged in full accord and satisfaction of all of claims arising out of the Proceedings.  Each Party also expressly acknowledges that each other Party denies any liability for the claims or counterclaims made in the Proceedings.

Section 7.04                Settlement Agreement Inadmissible.

This Settlement Agreement shall not be admissible in any action, suit, or proceeding, whatsoever, as evidence or as an admission of any claim or liability, provided, however, that any Party hereto may use all or part of this Settlement Agreement to the extent necessary to enforce any right or obligation conferred upon such Party by this Settlement Agreement and any release provided for in this Settlement Agreement.

Section 7.05                Successors and Assigns.

Except as set out more specifically herein, this Settlement Agreement shall be binding upon and inure to the benefit of each Party’s heirs, devisees, agents, representatives, successors and assigns, trustees, attorneys, members, legal representatives, controlled or controlling persons, and/or any corporation, partnership, or other entity into or with which such Party has merged, consolidated, or reorganized, or to which it has transferred all or substantially all of its assets.

Section 7.06                Entire Agreement and Merger.

The Parties agree that this Settlement Agreement and the documents executed pursuant to it constitute the full, final, and complete settlement of the TNR Released Claims, the Minera Andes Released Claims and the MIM Released Claims and other matters addressed herein, and that this Settlement Agreement supersedes all other written or oral exchanges (other than the Minutes of Settlement which will continue to be used as an aid to interpretation of this Settlement Agreement), arrangements, or negotiations between them concerning the Proceedings or this Settlement Agreement.  The Parties further agree that there are no representations, agreements, arrangements, or understandings, oral or written, concerning the subject matter of this Settlement Agreement, (other than the Minutes of Settlement which will continue to be used as an aid to interpretation of this Settlement Agreement) that are not fully expressed, merged into, and incorporated herein.

Section 7.07                Reliance.

The Parties acknowledge that they are not relying upon any statement or representation of any other Party or its agent or representatives, except as expressly set forth herein, but are instead relying solely on their own judgment and investigation of the matters at issue.  Each Party is represented by legal counsel who has read and explained the entire contents of this Settlement Agreement and the documents executed pursuant to it in full, as well the legal consequences of same.

Section 7.08                No Advice Regarding Tax Liability.

Each Party understands and agrees that it is solely and completely responsible for any tax liability the Party may incur resulting from this Settlement Agreement; that it is not relying on any statements, representations or admissions on the part of any other Party concerning any tax consequences or tax issues; and that it is each Party’s responsibility to seek competent tax advice concerning this matter as needed.

Section 7.09                Participation of Counsel.

The Parties acknowledge that they have had an opportunity to fully develop and discover any and all of their actual and potential claims that are settled by this Settlement Agreement.  The Parties further acknowledge that they have received advice of counsel in the negotiation, preparation, drafting, and execution of this Settlement Agreement, which was prepared by the combined efforts of all Parties pursuant to arms-length negotiations.  The rule of “construction against the drafter” shall not be employed in the interpretation of this Settlement Agreement.

Section 7.10                Amendments and Modifications.

This Settlement Agreement may not be modified, altered, or changed except upon express written and signed consent of all Parties in a document that makes specific reference to this Settlement Agreement.  The Parties further agree that, in any dispute concerning this Settlement Agreement, they will not assert an amendment or modification except one made in accordance with this section.

Section 7.11                Construction and Severability.

This Settlement Agreement shall be construed, in any case where doubt may arise, in such a manner as will make it lawful and fully enforceable.  The language of all parts of this Settlement Agreement shall in all cases be construed as a whole, according to its fair meaning.  In the event any part of this Settlement Agreement is found to be void, voidable, or unenforceable, then it is the intention of the Parties that such part be severed and the other provisions shall remain fully valid and enforceable.

Section 7.12                Notices.

All notices or other communications required or permitted to be given under this Settlement Agreement shall be sufficiently given for all purposes hereunder if in writing and personally delivered, delivered by recognized courier service (such as Federal Express) or certified United States mail, return receipt requested, or sent by facsimile communication to the appropriate address or number as set forth below.  Notices and other communications shall be effective upon receipt by the person to be notified.

If to any of the TNR Parties:

Attention: Gary Schellenberg
P.O. Box 11604
620 - 650 West Georgia Street
Vancouver, British Columbia
V6B 4N9, Canada
Fax: (604) 687-4670

with a copy to:

Attention: Sean Hern
Farris, Vaughan, Wills & Murphy LLP
2500 — 700 West Georgia Street
Vancouver, British Columbia  V7Y 1B3
Fax:(604) 661-9349

If to any of the Minera Andes Parties:

C/O McEwen Mining Inc.
181 Bay Street, Bay Wellington Tower
Suite 4750, P.O. Box 792
Toronto, Ontario M5J 2T3
Canada
Attention: Nils Engelstad
Fax: (647) 258-0408

with a copy to:

Attention: Craig A.B. Ferris
Lawson Lundell LLP
1600 — 925 West Georgia Street
Vancouver, British Columbia
V6C 3L2
Fax: (604) 669-1620

If to MIM:

C/O Xstrata Copper Canada

100 King St West, Suite 7200

Toronto, Ontario  M5X 1E3
Attention: Matthew Payten

Fax: (416) 775-1292

with a copy to

Attention: Nicholas R. Hughes

McCarthy Tetrault
Suite 1300, 777 Dunsmuir Street

P.O. Box 10424, Pacific Centre

Vancouver, B.C.  V7Y 1K2

Fax: 604-622-5606

Section 7.13                Governing Law.

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia.  Subject to and without waiving the dispute resolution provisions contained herein, each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of British Columbia, Canada, and all courts competent to hear appeals therefrom.

Section 7.14                Confidentiality of this Settlement Agreement.

(a)                                 Except to the extent that the terms of the this Settlement Agreement have already been publicly disclosed by the TNR Parties and the Minera Andes Parties this Settlement Agreement shall be considered confidential information and will be maintained as confidential by the Parties.  No media release or public disclosure relating to or announcing this Settlement Agreement shall be issued by either Party unless reasonable notice of the wording thereof has been first provided by the other Party or such information has previously been disclosed in accordance with this Section 7.14(a).

(b)                                 Notwithstanding the foregoing, any Party to this Settlement Agreement may disclose the terms of this Settlement Agreement, and decisions of the mediator hereunder, to:

(i)                                     the extent necessary to comply with:

(A)                               any requirement of U.S. or Canadian securities law,

(B)                               any requirement of a regulatory agency having jurisdiction over the Party, or

(C)                               any requirement of any stock exchange on which securities issued by the Party are traded, including, without limitation, any disclosures necessary for the purpose of obtaining approval for the issuance of shares called for in this Settlement Agreement; and

(ii)                                  in the case of the TNR Parties or any of the Minera Andes Parties, to any third party to whom such Party contemplates a transfer of all or any part of its interest in or to the Los Azules project, provided that such proposed transferee has agreed to treat such information as confidential.

(c)                                  Any Party may disclose the terms of the Settlement Agreement, and decisions of the mediator hereunder, to its own counsel, accountants, and agents, provided that the person to whom that information is disclosed owes a contractual or fiduciary obligation to the disclosing Party to maintain the confidentiality of the information disclosed.

Section 7.15                Title and Headings.

Title and headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the Settlement Agreement.

Section 7.16                Counterparts.

This Settlement Agreement may be executed in one or more counterparts, all of which together shall be one instrument, and all of which shall be considered duplicate originals.

IN WITNESS WHEREOF, the Parties, through their duly authorized representatives, have signed and acknowledged this Settlement Agreement as shown below:

TNR GOLD CORP.

By:
Name:
Title:

SOLITARIO ARGENTINA S.A.

By:
Name:
Title:

MINERA ANDES INC.

By:
Name:
Title:

MINERA ANDES S.A.

By:
Name:
Title:

LOS AZULES MINING INC.

By:
Name:
Title:

ANDES CORPORACION MINERA S.A.

By:
Name:
Title:

MCEWEN MINING INC.

By:
Name:
Title:

MIM ARGENTINA EXPLORACIONES S.A.

By:
Name:
Title:

EXHIBIT A

[Attached]

AMENDING AGREEMENT

This Amending Agreement is made effective as of November 9, 2012,

BETWEEN:

SOLITARIO ARGENTINA S.A., an Argentinean corporation
(hereinafter “Solitario”)

AND:

LOS AZULES MINING INC., a Cayman Islands corporation
(hereinafter “LAMI”)

AND:

ANDES CORPORACION MINERA S.A., an Argentinean corporation
(hereinafter “Andes”, and together with LAMI, “Minera Andes”)

WHEREAS:

A.            Solitario and MIM Argentina Exploraciones S.A., (hereinafter “Xstrata”) entered into a Cordon de Los Azules Exploration and Option Agreement dated effective as of May 15, 2004 which was amended by an amending agreement dated April 29, 2005 (as so amended, the “E&O Agreement”);

B.            All of Xstrata’s right, title and interest in and to the E&O Agreement and the Property has been transferred to Minera Andes; and

C.            Pursuant to Minutes of Settlement dated November 9, 2012 between the parties and others, the parties hereto desire to amend the E&O Option Agreement in the manner set forth below,

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, it is hereby agreed among the parties as follows:

1.                                      Amendment to Schedule A.  Schedule A to the E&O Agreement is hereby deleted and replaced with the Schedule A attached hereto as Exhibit 1.

2.                                      Amendment to Clause 7.1.  Clause 7.1 of the E&O Agreement is hereby amended by deleting the phrase “, within 36 months of exercising the Option,” from the clause, such that the clause reads as follows:

If Xstrata completes a feasibility study on any part of the Property, Xstrata must notify Solitario, and Solitario will have the right to elect to “buy back” up to a maximum 25% equity in the Property at any time within 120 days of receiving the said notification (the “Back-in Right”) by giving written notice to Xstrata of the exercise of the Back-in Right.

3.                                      Amendment to Clause 7.3(b).  Clause 7.3(b) of the E&O Agreement is hereby deleted in its entirety and replaced by the following:

“(b)                           Solitario will be entitled to a 0.6% net smelter royalty (“NSR”; as described in Schedule B), on any metal production from the Property, until Xstrata abandons the Property or completes the mining operations on the Property; and”

4.                                      Amendment to Clause 8.2:  Clause 8.2 of the E&O Agreement is hereby amended by deleting “1%” appearing therein and replacing the same with “0.6%”.

5.                                      Amendment to Schedule B.  Schedule B of the E&O Agreement is hereby deleted and replaced with the Schedule B attached hereto as Exhibit 2.

6.                                      Insertion of Schedule C.  Schedule C of the E&O Agreement is hereby added to the E&O Agreement in the form attached hereto as Exhibit 3.

IN WITNESS WHEREOF this Amending Agreement has been duly executed effective as of the day first above written.

SIGNED for and on behalf of	)
SOLITARIO ARGENTINA S.A.	)
By its duly authorised representative	)	Name:

Position:

SIGNED for and on behalf of	)
LOS AZULES MINING INC.	)
By its duly authorised representative	)	Name:

Position:

SIGNED for and on behalf of	)
ANDES CORPORACION MINERA S.A.	)
By its duly authorised representative	)	Name:

Position:

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Exhibit 1

Schedule A

Name	File No.	Type
Escorpio I	0153-C-96	Manifestación de discubrimiento
Escorpio II	0154-C-96	Manifestación de discubrimiento
Escorpio III	0155-C-96	Manifestación de discubrimiento
Escorpio IV	425.213-C-2003	Manifestación de discubrimiento
Totora	414.1324-C-05	Manifestación de discubrimiento
Totora II	520.0496-C-99	Manifestación de discubrimiento

(including, any tenement or tenements substituted, renewed or amended (with Xstrata’s prior written consent), for those tenements or issued in consequence of those tenements, whether extending over a greater or lesser area than that of the specified mining tenements).

Exhibit 2

Schedule B

Definition of Net Smelter Royalty:

For the purpose of this Agreement “NSR” or “Net Smelter Royalty”, as referred to in clause 7.3 and 8.2, will be 0.6% of any net smelter return which may be payable by Andes or such other person that may hold the Property at the time the NSR is payable (“Payor”).

1.                                      ROYALTY

1.1                               For the purpose of this Schedule, net smelter return means the sum equal to the gross proceeds actually received by Payor from the sale of all metals and metal products, including concentrate and dore, within or produced from the ores extracted from the Property (collectively, the “Products”), less:

(a)                                 all costs, expenses and charges of any nature whatsoever that are paid or incurred by Payor and its Affiliates and whether deducted from the sales revenue and/or are charged against Payor and/or its Affiliates for or in connection with the loading and transportation of such ores and Products, including insurance, shipping, freight, stockpiling, storage, warehousing, handling, port, demurrage, delay and forwarding expenses and transaction taxes, to, from and between the Property and any smelter, refinery or other place for treatment or beneficiation and from there to the place or places of storage and sale to the purchaser;

(b)                                 all costs, charges, expenses, penalties, fees, deductions and other expenses that are paid or incurred by Payor and/or its Affiliates for or in connection with treating, smelting, refining, beneficiating or otherwise processing such ores and Products up to the point of sale, including, tolling charges, umpire charges, penalties or other charges for impurities, metal losses and all other costs, expenses, penalties, fees, deductions and charges, whether deducted from the sales revenue and/or charged against Payor and/or its Affiliates;

(c)                                  all sales, use and gross receipts taxes, severance, export, ad valorem and value added taxes, production taxes and other taxes, royalties, duties, levies, imposts and other governmental charges, payable with respect to, or as a result of, the existence, severance, production, removal, sale, processing, transportation, or disposition of such ores and Products by Payor and/or its Affiliates, with the exception of any income taxes; and

(d)                                 costs and fees of sales, sales commissions and representations costs, foreign exchange costs and fees in connection with revenue repatriation requirements, insurance, consignment, agency fees and sales brokerage, and any discounts or rebates given to customers for off-specification or damaged product, whether deducted from the sales revenue and/or charged against Payor and/or its Affiliates with respect to such ores and Products.

In the event that smelting, refining or processing of Products are carried out in custom toll facilities owned or controlled in whole or in part by Payor or any of its Affiliates or

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any other party with which Payor does not deal at arm’s length (as defined in the Income Tax Act (Canada)) (a “Related Party”), then charges, costs and penalties for such smelting, refining or processing shall mean the costs Payor would have incurred if such smelting, refining or processing were carried out at facilities owned or controlled by parties with which it does deal at arm’s length, then offering comparable services for comparable products on prevailing terms.

1.2                               In the event that such ores and Products are:

(a)                                 converted by Payor or a third party on behalf of Payor to any of the following refined Products:

(i)                                     refined copper meeting the good delivery requirements of the London Metal Exchange (“LME”) for Grade “A” Copper Cathode or High Grade Copper meeting the COMEX division of the New York Mercantile Exchange (“COMEX”) requirements for delivery;

(ii)                                  fine gold bullion of .995 or better;

(iii)                               silver bullion of .9995 or better; and/or

(iv)                              other Products produced through smelting and/or refining and the outturned metal therefrom that have prices regularly quoted on the LME

(“Refined Products”) and then distributed to a Related Party, Payor shall be deemed to have received proceeds for such Refined Product equal to the fair market value price that would be paid by a third party purchaser in an arm’s length transaction for the sale of such Refined Products, in the calendar quarter in which the sale or distribution occurs and such deemed proceeds shall be the only proceeds of the Payor for such Products for the purposes of the calculation pursuant to section 1.1;

(b)                                 distributed to a Related Party, in a form other than as Refined Products and:

(i)                                     such Products are then converted by such Related Party or a third party on behalf of such Related Party to any Refined Products, Payor shall be deemed to have received proceeds for such Refined Product equal to the fair market value price that would be paid by a third party purchaser in an arm’s length transaction for the sale of such Refined Products in the calendar quarter in which the raw or intermediate Product is converted by such Related Party into the Refined Product or is made available to the Related Party by the smelter or refinery, as applicable and such deemed proceeds shall be the only proceeds of the Payor for such Products for the purposes of the calculation pursuant to section 1.1; or

(ii)                                  such Products are then sold by such Related Party to a third party purchaser, such sale shall be deemed to be a sale by Payor and the proceeds from such sale shall be deemed to have been received by Payor in the calendar quarter in which the sale occurs and such deemed proceeds

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shall be the only proceeds of the Payor for such Products for the purposes of the calculation pursuant to section 1.1,

all without duplication.

1.3                               For greater certainty, no royalty shall be payable in any respect whatsoever on any ores extracted from other lands and properties (outside of the Property) or any metals, concentrates or other minerals (or derivatives) produced therefrom.  No royalty shall be payable on any material mined and removed from the Property for use by Payor for roads, foundations, concrete or other construction or industrial uses relating to the Property or any material that is not recovered for commercial sale from ores extracted from the Property.

1.4                               Payor will have complete discretion concerning the nature, timing and extent of all exploration, development, mining, processing and other operations conducted on or for the benefit of the Property and such ores and Products and may determine whether to initiate or suspend operations and production at any time and from time to time and for such period or periods as it considers prudent or appropriate in its sole discretion.  Without in any way limiting the foregoing, Payor may in its sole discretion determine whether to mine or to continue to mine and, if so, the sequence, timing and rate of mining on the Property.  Payor will owe Solitario no duty to explore, develop or mine the Property, or to do so at any rate or in any manner other than that which Payor may determine in its sole discretion.

1.5                               Payor may, but will not be obligated, to crush, sort, mill, concentrate, smelt, refine, or otherwise process, beneficiate or upgrade such ores and Products at its own, or at third party owned, facilities located on or off the Property.  Payor will not be liable for any mineral values lost or not recovered in mining or processing activities, and no royalty will be due on any such lost mineral values.

1.6                               Payor shall have the right to stockpile and commingle ore, concentrates, minerals and other material mined and removed from the Property with ore, concentrates, minerals and other material mined and removed from other lands and properties; provided, however, that Payor shall calculate from representative samples (and keep accurate records of) the average grade thereof and other measures as are reasonable in accordance with sound mining and metallurgical practices, and shall weigh (or calculate by volume) the material before commingling.  In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, Payor may use any procedures accepted in the mining and metallurgical industry reasonably suited for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Solitario.

2.                                      CALCULATION AND PAYMENT

2.1                               The Net Smelter Royalty shall become due and payable quarterly on the last day of each month following the last day of the calendar quarter in which the same accrued.  Net Smelter Royalty payments shall be accompanied by a statement showing in reasonable detail the quantities and grades of the Products sold by Payor in the preceding calendar quarter; the proceeds of sale; costs, and other deductions; and other pertinent information in sufficient detail to justify the calculation of the Net Smelter Royalty payment.

2.2                               All Net Smelter Royalty payments shall be considered final and in full satisfaction of all obligations of Payor with respect thereto, unless Solitario gives Payor notice describing and

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setting forth a specific objection to the calculation thereof within twelve (12) months after receipt by Solitario of the quarterly statement herein provided for.  If Solitario objects to a particular quarterly statement as herein provided, Solitario shall, for a period of thirty (30) days after Payor’s receipt of Notice of such objection, have the right, upon reasonable Notice and at a reasonable time, to have Payor’s accounts and records relating to the calculation of the royalty payment in question audited by a chartered accountant reasonably acceptable to Solitario and to Payor.  If such audit determines that there has been a deficiency or an excess in the payment made to Solitario, such deficiency or excess shall be resolved by adjusting the next quarterly Net Smelter Royalty payment due hereunder accordingly.  Absent fraud, Solitario shall pay all costs of such audit unless a deficiency of more than 5% of the amount due is determined to exist.  Payor shall pay the costs of such audit if a deficiency of more than 5% of the amount due is determined to exist.  Absent fraud, failure on the part of Solitario to make claim on Payor for adjustment in such 12-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

2.3                               No change or division in the ownership of the NSR (or the legal domicile of royalty holder), however accomplished, shall enlarge the obligations or diminish the rights of Payor under this Agreement (including, without limitation, any rights or obligations of Payor as a result of any applicable tax legislation).

2.4                               In the event of any insurance proceeds paid to Payor for any loss or damage to the Products, such insurance proceeds shall be included as gross proceeds actually received by Payor, upon receipt of the same by Payor.

2.5                               For the purposes of this Schedule, “Affiliate” means, with respect to any person or entity, a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first person or entity (“control” in such context meaning to directly or indirectly own more than 50% of the outstanding voting equity interest of another entity).

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Exhibit 3

Schedule C

TRANSFERENCIA. COMPAÑÍA MINERA SOLITARIO ARGENTINA SOCIEDAD ANÓNIMA A ANDES CORPORACIÓN MINERA SOCIEDAD ANONIMA. ESCRITURA [DEED NUMBER TO BE COMPLETED BY NOTARY] En la ciudad de San Juan, capital de la provincia del mismo nombre, República Argentina, a [DATE TO BE COMPLETED BY NOTARY], ante mi, Fernando Rojas Silva, escribano titular del registro veinte,  comparece [PERSONAL DETAILS OF THE PERSON ACTING ON BEHALF OF SOLITARIO AND OF THE PERSON ACTING ON BEHALF OF ANDES CORPORACION TO BE COMPLETED BY NOTARY]. PRIMERO: Que su representada MINERA SOLITARIO ARGENTINA SOCIEDAD ANONIMA es titular de la propiedad minera conforme a los derechos mineros que surgen del expediente que tramita ante el Ministerio de Minería de esta Provincia, de acuerdo con el siguiente detalle: A) Solicitud de manifestación  de descubrimiento denominada “Escorpio IV” expediente nº 425.213-C-2003, graficada por [AREA OF PROPERTY TO BE COMPLETED BY NOTARY]. Este derecho minero está libre de embargos y/o gravámenes, no adeudan cánones mineros y la titular no se encuentra inhibida por esos bienes.  SEGUNDO: El [PERSON ACTING ON BEHALF OF SOLITARIO] continua diciendo por su representada COMPAÑÍA MINERA SOLITARIO S.A. que, como consecuencia de lo acordado en el Settlement Agreement entre TNR Gold Corp., Compañía Minera Solitario Argentina Sociedad Anónima, Minera Andes Inc., Minera Andes Sociedad Anónima, Los Azules Mining Inc., Andes Corporación Minera Sociedad Anónima, McEwen Mining Inc. y MIM Argentina Exploraciones Sociedad Anónima, de fecha [DATE TO BE CONFIRMED], CEDE Y TRANSFIERE a favor de la sociedad ANDES CORPORACIÓN MINERA SOCIEDAD ANONIMA, todos los derechos inherentes al dominio y posesión de las derecho minero referido  y la totalidad de derechos, acciones y obligaciones actuales y/o emergentes que como titular le corresponden o pudieren corresponder, todo conforme a las constancias del expediente mencionado precedentemente.-  TERCERO: A los efectos fiscales, impositivos y contables, las partes acuerdan que la presente cesión y transferencia se realiza como consecuencia de un acuerdo de partes identificado como Settlement Agreement entre TNR Gold Corp., Compañía Minera Solitario Argentina Sociedad Anónima, Minera Andes Inc., Minera Andes Sociedad Anónima, Los Azules Mining Inc., Andes Corporación Minera Sociedad Anónima, McEwen Mining Inc. y MIM Argentina Exploraciones Sociedad Anónima, de fecha [DATE TO BE CONFIRMED] no habiendo pago alguno entre las partes.- CUARTO: Por su parte, el compareciente, en representación de ANDES CORPORACIÓN MINERA SOCIEDAD ANONIMA,  ACEPTA esta cesión y transferencia hecha en favor de su representada por realizarse de conformidad con lo convenido y manifiesta que adquiere la posesión real y material en este acto por la tradición que se verifica a su entera conformidad.- POR LO TANTO,  la entidad transmitente COMPAÑÍA MINERA SOLITARIO SOCIEDAD ANÓNIMA transmite a la sociedad adquirente todos los derechos e intereses a las concesiones, derechos y propiedades mineras que anteceden enunciados y la coloca en su mismo lugar, grado y prelación, sin limitación alguna, para que los ejercite en la forma que juzgue conveniente.- QUINTO: [DETAILS OF ANY ATTACHED DOCUMENT TO BE COMPLETED BY NOTARY].-  LEIDA Y RATIFICADA, firma por ante mi doy fe.-

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EXHIBIT B

[Attached]

NO. S-084670

VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

TNR GOLD CORP. and SOLITARIO ARGENTINA S.A.

PLAINTIFFS

AND:

MIM ARGENTINA EXPLORACIONES S.A., MINERA ANDES INC., MINERA ANDES S.A., LOS AZULES MINING INC., and ANDES CORPORACION MINERA S.A.

DEFENDANTS

CONSENT ORDER

BEFORE A REGISTRAR	THE DAY OF , 2013.

ON THE APPLICATION of the Defendants, Minera Andes Inc., Minera Andes S.A., Los Azules Mining Inc., and Andes Corporacion Minera S.A., without a hearing, AND BY CONSENT;

THIS COURT ORDERS that:

1.                                                                                      The action of the Plaintiffs against the Defendants, the counterclaim of the Defendant, MIM Argentina Exploranciones S.A., against the Plaintiffs and the counterclaim of the Defendants, Minera Andes Inc., Minera Andes S.A., Los Azules Mining Inc., and Andes Corporacion Minera S.A., against the Plaintiffs  herein be and the same are hereby dismissed without costs to any party;

2.                                                                                      The said dismissal of the action against the Defendants and the counterclaims against the Plaintiffs be for all purposes of the same force and effect as if the Judgment dismissing the action against the Defendants and dismissing the counterclaims against the Plaintiffs had been pronounced after a trial of the action upon the merits.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS NOTED ABOVE:

Sean Hern
COUNSEL FOR THE PLAINTIFFS

Craig A.B. Ferris
COUNSEL FOR THE DEFENDANTS, MINERA ANDES S.A., LOS AZULES MINING INC. and ANDES CORPORACION MINERA S.A.

Nicholas R. Hughes
COUNSEL FOR THE DEFENDANT, MIM ARGENTINA EXPLORACIONES S.A.

BY THE COURT

REGISTRAR

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NO. S-084670

VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

BETWEEN:

TNR GOLD CORP. and SOLITARIO ARGENTINA S.A.

PLAINTIFFS

AND:

MIM ARGENTINA EXPLORACIONES S.A., MINERA ANDES INC., MINERA ANDES S.A., LOS AZULES MINING INC., and ANDES CORPORACION MINERA S.A.

DEFENDANTS

CONSENT ORDER

Barristers & Solicitors
1600 Cathedral Place
925 West Georgia Street
Vancouver, British Columbia
V6C 3L2
Phone:  (604) 685-3456
Attention:  Craig A.B. Ferris

CAF/pdl